Exhibit 8.1

[KIRKLAND & ELLIS LLP LETTERHEAD]

April 13, 2006

Kimball Hill, Inc.

and the Guarantors set forth on Exhibit A

5999 New Wilke Road, Suite 504

Rolling Meadows, Illinois 60008

Re:      Registration Statement on Form S-4 (Registration No. 333-                 )

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Kimball Hill, Inc., an Illinois corporation (the “Issuer”), and the guarantors set forth on Exhibit A hereto (the “Guarantors” and, collectively with the Issuer, the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Issuer of $203,000,000 in aggregate principal amount of the Issuer’s 10-1/2% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”) pursuant to a Registration Statement on Form S-4 (Registration No. 333-                      ) as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

You have requested our opinion as to certain United States federal income tax consequences of participating in the exchange offer for Exchange Notes described in the Registration Statement. Our opinion, under the law in effect on the date hereof, is set forth in the statements made in the Registration Statement under the caption “Certain U.S. federal income tax considerations.”

The opinion set forth therein is based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the “IRS”) contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities, all of which are subject to change, possibly with retroactive effect.

Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in the Registration Statement will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than those discussed in the Registration Statement under the caption “Certain U.S. federal income tax considerations.”

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

IRS CIRCULAR 230 DISCLOSURE:

To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any tax advice contained in this opinion (including any attachments) was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of (1) avoiding tax-related penalties under the U.S. Internal Revenue Code or (2) promoting, marketing or recommending to another party any tax-related matters addressed herein.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

2

Exhibit A

Guarantors

1.	18th and Peoria, LLC (Illinois limited liability company)

2.	Astor Place Limited Partnership (Illinois limited partnership)

3.	Bolingbrook Limited Partnership (Illinois limited partnership)

4.	Bridle Ridge Limited Partnership (California limited partnership)

5.	Cactus Hills, LLC (Nevada limited liability company)

6.	East Lake Park, Inc. (Wisconsin corporation)

7.	Edgewater Limited Partnership (Illinois limited partnership)

8.	Gables at Hiddenbrook Limited Partnership (Washington limited partnership)

9.	Huntington Chase Limited Partnership (Illinois limited partnership)

10.	Indian Trails Limited Partnership (Texas limited partnership)

11.	KH Financial Holding Company (Illinois corporation)

12.	KH Ingham Park South, LLC (Illinois limited liability company)

13.	KH SRAV II, LLC (Illinois limited liability company)

14.	KHH Texas Trading Company L.P. (Texas limited partnership)

15.	Kimball Cove Limited Partnership (Texas limited partnership)

16.	Kimball Hill Bellevue Ranch, LLC (California limited liability company)

17.	Kimball Hill Calusa Palms Limited Partnership (Florida limited partnership)

18.	Kimball Hill Centennial Heights Limited Partnership (Nevada limited partnership)

19.	Kimball Hill Chadwick Farms Limited Partnership (Texas limited partnership)

20.	Kimball Hill Far East Detroit, LLC (Illinois limited liability company)

21.	Kimball Hill Heathers/ Caparola Limited Partnership (Nevada limited partnership)

22.	Kimball Hill Homes Austin, L.P. (Texas limited partnership)

23.	Kimball Hill Homes Austin Investments, L.L.C. (Illinois limited liability company)

24.	Kimball Hill Homes Austin Operations, L.L.C. (Texas limited liability company)

25.	Kimball Hill Homes California, Inc. (California corporation)

26.	Kimball Hill Homes Dallas, L.P. (Texas limited partnership)

27.	Kimball Hill Homes Dallas Investments, L.L.C. (Illinois limited liability company)

28.	Kimball Hill Homes Dallas Operations, L.L.C. (Texas limited liability company)

29.	Kimball Hill Homes Florida, Inc. (Florida corporation)

30.	Kimball Hill Homes Houston, L.P. (Texas limited partnership)

31.	Kimball Hill Homes Houston Investments, L.L.C. (Illinois limited liability company)

32.	Kimball Hill Homes Houston Operations, L.L.C. (Texas limited liability company)

33.	Kimball Hill Homes Illinois, LLC (Illinois limited liability company)

34.	Kimball Hill Homes Nevada, Inc. (Nevada corporation)

35.	Kimball Hill Homes Ohio, Inc. (Ohio corporation)

36.	Kimball Hill Homes Oregon, Inc. (Oregon corporation)

37.	Kimball Hill Homes Realty Florida, Inc. (Florida corporation)

38.	Kimball Hill Homes San Antonio, L.P. (Texas limited partnership)

39.	Kimball Hill Homes Texas, Inc. (Texas corporation)

40.	Kimball Hill Homes Washington, Inc. (Washington corporation)

41.	Kimball Hill Homes Wisconsin, Inc. (Wisconsin corporation)

42.	Kimball Hill Marbella Estates Limited Partnership (Florida limited partnership)

43.	Kimball Hill Reflections, LLC (California limited liability company)

44.	Kimball Hill Sheldon Lakes, LLC (California limited liability company)

45.	Kimball Hill Stateway, Inc. (Illinois corporation)

46.	Kimball Hill Suburban Centers, L.L.C. (Illinois limited liability company)

47.	Kimball Hill Texas Investment Company, L.L.C. (Illinois limited liability company)

48.	Kimball Hill TX Properties, LLC (Texas limited liability company)

49.	Kimball Hill Urban Centers Chicago One, L.L.C. (Illinois limited liability company)

50.	Kimball Hill Urban Centers Chicago Two, L.L.C. (Illinois limited liability company)

51.	Kimball Hill Urban Centers, L.L.C. (Illinois limited liability company)

52.	Kimball Hill Villages, LLC (California limited liability company)

53.	Kimball Mountain First Limited Partnership (Nevada limited partnership)

54.	Kimball West Frisco Limited Partnership (Texas limited partnership)

55.	Legend Lakes Limited Partnership (Illinois limited partnership)

56.	National Credit and Guaranty Corporation (Delaware corporation)

57.	Park Shore, L.L.C. (Wisconsin limited liability company)

58.	Parkview Limited Partnership (California limited partnership)

59.	River Oaks Homes, L.L.P. (Texas limited liability partnership)

60.	River Oaks Realty, L.P. (Texas limited partnership)

61.	River Pointe Limited Partnership (California limited partnership)

62.	Sonata at Morada Ranch Limited Partnership (California limited partnership)

63.	The Glen Townhomes Limited Partnership (Illinois limited partnership)

64.	The Glens at Westlake, L.L.C. (Illinois limited liability company)

65.	The Hamilton Place Limited Partnership (Illinois limited partnership)

66.	Waterford Limited Partnership (Illinois limited partnership)

67.	Whispering Meadow Limited Partnership (Illinois limited partnership)

68.	White Oak Limited Partnership (Illinois limited partnership)

69.	Windmill Park Limited Partnership (California limited partnership)